                     UGI UTILITIES INC. AND SUBSIDIARIES
       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                            (THOUSANDS OF DOLLARS)



                                                     Six
                                                    Months
                                                     Ended                   Year Ended September 30,
                                                   March 31,    ------------------------------------------------------
                                                     1998           1997         1996           1995          1994
                                                 -----------    -----------   -----------    -----------   -----------
EARNINGS:
Earnings before income taxes                       $  57,773     $  63,275     $  61,717      $  39,759     $  41,244
Interest expense                                       8,607        16,696        15,921         16,632        16,482
Amortization of debt discount and expense                 99           176           173            206           187
Interest component of rental expense                     797         1,887         1,838          1,604         1,344
                                                 -----------    -----------   -----------    -----------   -----------
                                                   $  67,276     $  82,034     $  79,649      $  58,201     $  59,257
                                                 ===========    ===========   ===========    ===========   ===========


FIXED CHARGES:
Interest expense                                   $   8,607     $  16,696     $  15,921      $  16,632     $  16,482
Amortization of debt discount and expense                 99           176           173            206           187
Allowance for funds used during
    construction (capitalized interest)                   21           114           107             65           136
Interest component of rental expense                     797         1,887         1,838          1,604         1,344
                                                 -----------    -----------   -----------    -----------   -----------
                                                   $   9,524     $  18,873     $  18,039      $  18,507     $  18,149
                                                 ===========    ===========   ===========    ===========   ===========

Ratio of earnings to fixed charges                      7.06          4.35          4.42           3.14          3.27
                                                 ===========    ===========   ===========    ===========   ===========
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